UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report:
(Date of earliest event reported)
September 23, 2010

RENT-A-CENTER, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25370 (Commission File Number)	45-0491516 (IRS Employer Identification No.)
5501 Headquarters Drive
Plano, Texas 75024
(Address of principal executive offices and zip code)
(972) 801-1100
(Registrant’s telephone
number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On September 23, 2010, the Board of Directors (the “Board”) of Rent-A-Center, Inc. (the “Company”) approved amendments to and a restatement of the Company’s Amended and Restated Bylaws (as amended, the “Bylaws”), which were effective immediately upon their adoption. The amendments update certain provisions of Article I of the Bylaws regarding advance notice of stockholder business and nominations for annual and special meetings of stockholders.
As a result of the changes to the advance notice provisions of the Bylaws, in order for a stockholder to nominate a director or submit other business at an annual or special meeting of stockholders (other than matters properly submitted in accordance with Rule 14a-8 or 14a-11 of the Securities Exchange Act of 1934), a stockholder must comply with the advance notice provisions set forth in Article 1, Section 3 and Section 4, including without limitation, providing written notice of such nomination and other business to the Company’s Secretary in a timely manner. To be considered timely, the amendments provide that a stockholder’s notice must be updated or supplemented, if necessary, so that the information provided or required to be provided in such notice is accurate as of the record date for the applicable meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof. The revised advance notice provisions of the Bylaws also require updates as to the specific requirements of the stockholder’s notice to the Company’s Secretary and to the stockholders’ disclosures regarding the stockholder’s ownership and voting interests in the Company’s securities.
The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Bylaws, which are attached hereto as Exhibit 3.1 and incorporated herein by this reference.
Item 9.01 Financial Statements and Exhibits
3.1	Amended and Restated Bylaws, dated September 23, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.
Date: September 28, 2010	By:	/s/ Ronald D. DeMoss
Ronald D. DeMoss
Executive Vice President — General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws, dated September 23, 2010